EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the BEA Systems, Inc. 1995 Flexible Stock Incentive Plan, BEA Systems, Inc. 1997 Stock Incentive Plan, BEA Systems, Inc. 2000 Non-Qualified Stock Incentive Plan, BEA Systems, Inc. 2006 Stock Incentive Plan, The Theory Center Amended and Restated 1999 Stock Option/Stock Issuance Plan, Plumtree Software, Inc. 1997 Equity Incentive Plan and the Plumtree Software, Inc. 2002 Stock Plan of Oracle Corporation of our reports dated June 28, 2007 with respect to the consolidated financial statements and schedule of Oracle Corporation, included in its Annual Report (Form 10-K) for the year ended May 31, 2007, Oracle Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Oracle Corporation filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California,

May 16, 2008.